UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2019

P.A.M. TRANSPORTATION SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15057	71-0633135
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

297 West Henri De Tonti, Tontitown, Arkansas 72770

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (479) 361-9111

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 24, 2019, the Annual Meeting of Stockholders of the Company was held, at which meeting nine directors were elected to serve as the Board until the next Annual Meeting of Stockholders and the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the calendar year 2019 was ratified by the Company’s stockholders. Final vote tabulations are indicated below:

(1)	Election of nine director nominees to serve until the date of the next Annual Meeting of Stockholders:

	Votes For	Votes Withheld	Broker Non-Votes
Michael D. Bishop	4,467,988	857,630	537,008
Frederick P. Calderone	4,298,465	1,027,153	537,008
Daniel H. Cushman	4,254,971	1,070,647	537,008
W. Scott Davis	4,392,770	932,848	537,008
Edwin J. Lukas	4,295,174	1,030,444	537,008
Franklin H. McLarty	4,461,409	864,209	537,008
H. Pete Montano	4,467,989	857,629	537,008
Manuel J. Moroun	4,018,615	1,307,003	537,008
Matthew T. Moroun	4,032,043	1,293,575	537,008

(2)	Proposal to ratify Grant Thornton LLP as the Company’s independent registered public accounting firm for 2019:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,861,378	1,248	0	0

No additional business or other matters came before the meeting or any adjournment thereof.

Item 8.01	Other Events.

On April 24, 2019, the Board appointed Michael D. Bishop to serve on the Audit Committee of the Board until the 2020 Annual Meeting of Stockholders and until his successor is duly appointed by the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P.A.M. TRANSPORTATION SERVICES, INC.
(Registrant)

Date: April 30, 2019	By:	/s/ Allen W. West
Allen W. West Vice President of Finance, Chief Financial Officer, Secretary and Treasurer